EXHIBIT 10.11

                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and effective as of this _____ day of __________, 1997, by and between Advanced Electronic Support Products, Inc., a Florida corporation with its principal place of business at 1810 N.E. 144th Street, North Miami, Florida 33181 (the "Company"), and __________________________________________________, ______________________
______________________________________________ (the "Optionee").


                              W I T N E S S E T H:

        WHEREAS, the Optionee is willing to assist the Company in the further development of its business;

        WHEREAS, the Company is desirous of increasing the incentive of the Optionee to exert Optionee's utmost efforts to improve the business and increase the assets of the Company; and

        WHEREAS, the Company is desirous of granting the Optionee certain contingent options (the "Contingent Options"), to purchase shares of Common Stock of the Company from the Company upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.      GRANT OF CONTINGENT OPTIONS.

        Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee, the option to purchase, subject to certain contingencies and vesting schedules, prior to 5:00 p.m. on ___________, 2007 (ten (10) years from the date hereof), an aggregate 125,000 shares of Common Stock of the Company (the "Option Shares"). The Contingent Options shall expire pursuant to their terms on ___________, 2007 (ten (10) years from the date hereof), unless sooner exercised by the Optionee as provided hereunder.

2.      EXERCISE PRICE.

        The exercise price ("Exercise Price") of the Contingent Options shall be the initial public offering price of the Company's Common Stock. The Optionee shall pay all transfer taxes, if any, upon the exercise of the Contingent Options and all other fees and expenses, if any, necessarily incurred by the Company in connection therewith. The Exercise Price of the Contingent Options shall be subject to adjustment in the event of changes in the capitalization of the Company, as set forth in SECTION 5 hereto.

3.      EXERCISABILITY OF OPTIONS.

        (a) VESTING OF CONTINGENT OPTIONS. The Contingent Options shall vest and become exercisable seven (7) years from the date hereof but may vest earlier contingent upon the Company satisfying certain Performance Thresholds (as that term is defined below). The earlier vesting and exercise of the Contingent Options is contingent upon the Company achieving specified earnings per share levels, specified stock price levels or net income levels (the "Performance Thresholds"), for the corresponding fiscal year-end. Commencing with fiscal year-ended December 31, 1997, and at each of the four fiscal year ends thereafter, 25,000 of such options shall become exercisable if the Company achieves the following Performance Thresholds: (i) achieves earnings per share of $.50, $.60, $.72, $.86 and $1.04 for the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001 (collectively, the "Fiscal Years"), respectively (or cumulative earnings per share of $.50, $1.10, $1.82, $2.68 and $3.72, respectively), (ii) obtains an average closing bid price of the Company's Common Stock on any 20 consecutive trading days during each Fiscal Year of $7.20, $8.64, $10.37, $12.44 and $14.93, respectively, or (iii) the Company has net income, during each Fiscal Year of $1.0 million, $1.2 million, $1.440 million, $1.728 million and $2.074 million, respectively (or cumulative net income of $1.0 million, $2.2 million, $3.64 million, $5.368 million and $7.442 million, respectively). The following chart illustrates the foregoing Performance
Thresholds:

------------------------------------------------------------------------------------------------
                                EPS                                                      NET
    FYE        OPTIONS        CURRENT        EPS         STOCK           NET           INCOME
   1/31         VESTED         YEAR          CUM         PRICE         INCOME        CUMULATIVE
------------------------------------------------------------------------------------------------
   1997         50,000         $.50         $.50        $ 7.20     $1,000,000        $1,000,000
------------------------------------------------------------------------------------------------
   1998         50,000          .60         1.10          8.64      1,200,000         2,200,000
------------------------------------------------------------------------------------------------
   1999         50,000          .72         1.82         10.37      1,440,000         3,640,000
------------------------------------------------------------------------------------------------
   2000         50,000          .86         2.68         12.44      1,728,000         5,368,000
------------------------------------------------------------------------------------------------
   2001         50,000         1.04         3.72         14.93      2,074,000         7,442,000
------------------------------------------------------------------------------------------------

For any Fiscal Year after January 31, 1997 in which the Company attains the foregoing Performance Thresholds, any Contingent Options eligible for vesting in prior years which were not vested and exercisable because the Performance Thresholds for such Fiscal Years were not achieved, shall vest and become immediately exercisable. In addition, for any Fiscal Year in which the Company attains the Performance Thresholds applicable to a subsequent Fiscal Year, all Contingent Options eligible for vesting in such subsequent Fiscal Year shall vest and become exercisable. Notwithstanding the foregoing, regardless of the Company's performance under the Performance Thresholds, all of the Contingent Options shall vest and become fully exercisable seven (7) years from the date hereof to the extent not already vested in accordance with the foregoing. If any of the Common Stock purchase warrants offered by the Company in connection with the initial public offering of its Common Stock (the "Warrants") are exercised, the Contingent Options shall vest and become exercisable pro rata (based on the number of Warrants exercised) to the extent not already vested in accordance with the foregoing. By way of illustration only, if 100,000 of the 750,000 Warrants



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(13.33%) were exercised, then the corresponding pro rata amount of Contingent
Options (16,662.25 of the total 125,000 Options, or 13.33%) shall vest and become exercisable. Net income amounts and earnings per share calculations shall be those reflected on the Company's audited financial statements.

        (b) TIME AND AMOUNT OF EXERCISE. The Contingent Options may be exercised in whole or in part subject to the vesting schedule set forth in SECTION 3(A) above, but in no case may a Contingent Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Contingent Option if less than one hundred
(100), and (ii) be exercised more than ten years from the date of its grant.

        (c) MANNER OF EXERCISE. A Contingent Option granted hereunder shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary of the Company) of written notice of the number of full shares of Common Stock with respect to which the Contingent Option is being exercised, accompanied by payment in full of the price for such shares of Common Stock (i), in cash or by certified or bank check payable to the order of the Company, (ii) by delivery of shares of Common Stock already owned by the Optionee and having a fair market value equal to the Exercise Price, or
(iii) by a combination of cash and Common Stock The consideration for the Contingent Option may also be paid in full by a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Contingent Option, or through any other medium of payment as the Company, in its sole and absolute discretion, may authorize in writing.

        (d) TRANSFER OF OPTIONS. All Contingent Options granted hereunder shall not be transferable and any Contingent Option granted hereunder may be exercised during the lifetime of the holder thereof only by the holder. No Contingent Option granted hereunder shall be subject to execution, attachment or other process.

4.      THE OPTIONEE'S INVESTMENT REPRESENTATIONS.

        The Optionee hereby agrees, acknowledges, represents and warrants to the Company the following:

        (a) The Optionee is acquiring the Contingent Options hereunder for investment purposes only and without the intent toward the further sale and/or distribution thereof. In addition, the Optionee hereby agrees, acknowledges, represents and warrants, that in the event of the exercise of any of the Contingent Options hereunder, said Option Shares shall be acquired for investment purposes only and without the intent toward the further sale and/or distribution thereof.

        (b) Unless the Option Shares are registered in compliance with the registration requirements of the Security Act of 1933, as amended, with other applicable securities laws, the certificates evidencing the Option Shares will bear a restrictive legend with respect to the sale or transfer thereof. Any subsequent sale, transfer, assignment or disposition of the Option Shares, if



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



then otherwise permitted in accordance with any contractual commitment or obligation entered into by the Optionee, must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, and with other applicable securities laws or pursuant to an opinion of counsel, reasonably satisfactory to the Company, that such registration is not required.

        (c) The Optionee is familiar with the business and financial condition of the Company, and the Optionee has been afforded the opportunity to ask all relevant questions of the Company's management with respect to the business and financial condition of the Company. The Optionee further agrees to re-assert any of said representations and warranties and to make any other representations and warranties, as reasonably requested by the Company, as of the date of exercise of any of said Contingent Options.

        (d) The Optionee hereby further acknowledges, agrees, represents and warrants that the issuance of the Option Shares upon the exercise of the Contingent Options is conditioned, in part, upon the compliance with applicable securities laws. The Optionee agrees to deliver to the Company any reasonable documentation requested with respect thereto and further acknowledges and agrees that any said exercise of the Contingent Options and the issuance of the Option Shares may only be effectuated provided said exercise is in compliance with applicable laws and regulations. In addition, the Optionee further acknowledges that the Company is relying upon the representations and warranties of the Optionee hereunder with respect to compliance by the Company with applicable securities laws and regulations.

5.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        (a) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the shares of Common Stock of the Company, such adjustment shall be made in the number of Option Shares, and the Exercise Price shall be correspondingly adjusted to equitably reflect such change.

        (b) Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Contingent Options granted hereunder. If fractions of an Option Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Option Shares.

6.      NO RIGHTS AS THE OPTIONEE.

        The Optionee shall have no rights as a shareholder of the Company with respect to the Option Shares issuable upon the exercise of Contingent Options granted hereunder that have not been exercised and for which payment in full of the applicable Exercise Price has not been made as provided herein. The delivery of notice hereunder above of the Optionee's desire to exercise Contingent Options shall not create any rights in the Optionee as a shareholder of the Company. The Optionee shall have rights as a shareholder of the Company with respect to any Option Shares only upon the tendering in full of the applicable Exercise Price to the Company as provided herein.



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



7.      PIGGY-BACK REGISTRATION.

        (a) Within six (6) years from the date of this Agreement, whenever the Company proposes to file a Registration Statement (as defined below), it will, prior to such filing, give written notice to the Optionee of its intention to do so and, upon the written request of the Optionee given within 5 days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares (defined below)), the Company shall use its best efforts to cause all such shares of Common Stock underlying the Contingent Options (the "Registrable Shares") which the Company has been requested by the Optionee to register to be registered under the Securities Act of 1933, as amended, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Optionee; PROVIDED, HOWEVER, that the Company shall have the right postpone or withdraw any registration effected pursuant to this SECTION 7 without any obligation to the Optionee whatsoever.

        (b) In connection with any registration under this SECTION 7 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such registration unless the holder thereof accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of shares of Common Stock to be issued by the Company in the offering; PROVIDED, HOWEVER, that no persons or entities other than the Company and the Optionee shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holder of Registrable Shares has requested to be included, then the holder of Registrable Shares who has requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock subject to the managing underwriter's discretion.

        (c) For the purposes of this SECTION 7 the term "Registration Statement" means a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of Common Stock (other than a Registration Statement on Form S-4, or its successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

8.      FURTHER CONDITIONS OF EXERCISE.

        (a) DELIVERY OF SHARES BY COMPANY. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with



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such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

        (b) WITHHOLDINGS. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Contingent Option, including, but not limited to, (i) the withholding of delivery of shares of Common Stock upon exercise of Contingent Options until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Contingent Options in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or (iii) withholding the amount due from any such person's wages or compensation due such person.

9.      MISCELLANEOUS.

        (a) INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        (b) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

        (c) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, one day following the day when deposited with an overnight courier service for overnight priority service, such as Federal Express, for delivery to the intended addressee or three days following the day when deposited in the United States mails, first class postage prepaid, certified or registered mail, and addressed as set forth in the first paragraph of this Agreement. Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

        (d) BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives,



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



successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

        (e) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

        (f) SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        (g) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

        (h) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

        (i) ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

        (j) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and thereof strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. This Agreement shall be neither construed against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning of its content.

        (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.



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


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ADVANCED ELECTRONIC SUPPORT
                                      PRODUCTS, INC.


                                   By: ______________________________________
                                       Name: ________________________________
                                       Title:________________________________



                                   OPTIONEE:


                                   Print Name: ______________________________


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